Exhibit 99.2

MOLEX INCORPORATED AGREES TO BE ACQUIRED BY KOCH INDUSTRIES, INC. FOR

$38.50 PER SHARE IN CASH

Molex to Become Standalone Subsidiary of Koch Industries

Current Management Team and Headquarters Will Be Retained

Krehbiel Family Commits to Support Transaction

Lisle, Illinois and Wichita, Kansas – September 9, 2013 – Molex Incorporated (NASDAQ: MOLX, MOLXA), a global electronic components company, today announced that it has entered into a definitive agreement to be acquired by Koch Industries, Inc., one of the world’s largest and most successful private companies. Under the terms of the agreement, Koch Industries will acquire all of Molex’s outstanding shares, including the Common Stock (MOLX), the Class A Common Stock (MOLXA) and the Class B Common Stock, for $38.50 per share in cash, for a total equity value of approximately $7.2 billion. Based on the closing stock prices on September 6, 2013, the purchase price represents a 42% premium to the equity value of Molex’s publicly-traded stock, specifically a 31% premium to the Common Stock and a 56% premium to the Class A Common Stock.

The agreement has been approved by both the Molex and the Koch Industries boards of directors. Certain members of the Krehbiel Family and certain executive officers of Molex, owning in the aggregate voting stock representing approximately 32% of the Common Stock and 94% of the Class B Common Stock, have entered into voting agreements with Koch by which they have agreed to vote their stock in support of the transaction.

At the close of the transaction, Molex will become a standalone subsidiary of Koch Industries and will continue to be operated by the company’s current management team. Molex, with a 75-year history of industry-leading product innovation, will retain the company name following the transaction as well as its headquarters in Lisle, Illinois.

“After 75 years this was a difficult decision, but our board of directors and our family believe that this transaction, which follows a diligent and thorough review process by the board, provides outstanding benefits for all our stakeholders. Importantly, our shareholders will receive a significant premium and compelling value for their holdings. The transaction is expected to provide substantial opportunities for our worldwide employees, many of whom have spent much of their working lives at Molex and are responsible for the company’s long term success,” said Fred Krehbiel, co-chairman of the Molex board.

“For our customers and employees, this transaction will allow us to build on Molex’s proud past and strengthen us for a powerful future. We are excited to work with Koch to continue our track record of growth and investment in people, innovation and technology,” said Martin Slark, vice chairman and chief executive officer of Molex.

Charles Koch, chairman and chief executive officer of Koch Industries, considers Molex “an exciting acquisition that matches up well with our culture and our core capabilities. It also provides a significant new platform for growth.”

“Molex has become a global leader by focusing on product innovation and value creation, driven by its talented leadership and employees,” Koch said. “We look forward to jointly applying the capabilities of our two companies to help take both to the next level.”

The transaction is not subject to a financing condition, and the parties are targeting a calendar year-end close, subject to customary closing conditions, including receipt of shareholder and regulatory approvals.

William Blair & Company and BDT & Company are serving as lead financial advisors to Molex in connection with this transaction, and Goldman, Sachs & Co. provided a fairness opinion and other financial advice. Dentons is acting as Molex’s legal advisor. Kochis represented by Latham & Watkins LLP in connection with the transaction.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward-looking statements are based on currently available information. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Respective risks, uncertainties and assumptions that could affect the outcome or results of operations are described in Part 1, Item 1A of Molex’s Annual Report on Form 10-K for the year ended June 30, 2013, which is incorporated by reference and in other reports that Molex files or furnishes with the Securities and Exchange Commission (“SEC”).

Among other risks and uncertainties, there can be no guarantee that the acquisition will be completed, or if it is completed, the time frame in which it will be completed. The acquisition is subject to the satisfaction of certain conditions contained in the Agreement and Plan of Merger, a copy of which will be filed with the SEC. Pursuing the acquisition could disrupt certain of Molex’s current plans, operations, business, and employee relationships.

Molex has based its forward-looking statements, including statements made regarding the proposed transaction, the expected timetable for completing the proposed transaction and other statements, on its management’s beliefs and assumptions based on information available to management at the time the statements are made. Molex cautions you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by the forward-looking statements. Except as required under the federal securities laws, Molex does not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Important Additional Information about the Proposed Merger

In connection with the proposed merger transaction, Molex intends to file with the SEC a current report on Form 8-K, which will include the merger agreement and related documents and also to file with the SEC and to make available to Molex’s stockholders a proxy statement and other relevant materials regarding the proposed transaction. This press release does not constitute a solicitation of any proxy or vote. MOLEX’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION, THE PARTIES TO THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement and related materials, Molex stockholders will be able to obtain, without charge, copies of the proxy statement and other Molex filings with the SEC from the SEC’s website (http://www.sec.gov). Stockholders may obtain, without charge, copies of the proxy statement and other Molex filings with the SEC from Molex’s website at www.molex.com or by contacting Steve Martens, VP Investor Relations, at (630) 527-4344 or steve.martens@molex.com.

Participants in Solicitation

Molex’s executive officers and directors and other members of its management and employees may be deemed “participants” in the solicitation of proxies from Molex’s stockholders with respect to the matters relating to the proposed merger. Information concerning the interests of the persons who may, under SEC rules, be considered participants in the solicitation of Molex stockholders will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Information about Molex’s executive officers and directors can be found in Molex’s Annual Report on Form 10-K, and Amendment No. 1 to the Form 10-K, for the fiscal year ended June 30, 2013 and its proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 7, 2012. Information concerning the interests of Molex’s participants in the solicitation, which may, in some cases, be different than those of Molex’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

About Molex Incorporated

Molex Incorporated is a 75-year-old global manufacturer of electronic, electrical and fiber optic interconnection systems. Based in Lisle, Illinois, the Company operates 41 manufacturing locations in 15 countries and employs more than 35,000 people globally. Molex offers approximately 100,000 products through direct salespeople and authorized distributors. Markets that Molex serves include mobile devices, infotech, consumer electronics, automotive, telecommunications, industrial, medical, military and aerospace. Sales for the fiscal year ended June 30, 2013 were $3.6 billion. Over 70% of Molex’s revenues come from products sold outside the United States. The Molex website is www.molex.com.

About Koch Industries, Inc.

Based in Wichita, Kan., Koch Industries, Inc. is one of the largest private companies in America with annual revenues of about $115 billion. It owns a diverse group of companies involved in refining, chemicals and biofuels; forest and consumer products; fertilizers; polymers and fibers; process and pollution control equipment and technologies; minerals; commodity trading and services; ranching; glass; and investments. Since 2003, Koch companies have invested about $50 billion in acquisitions and other capital expenditures. With a presence in nearly 60 countries, Koch companies employ about 60,000 people worldwide. In 2012, Koch companies employed nearly 50,000 people in the United States and paid compensation and benefits totaling more than $4 billion. From January 2009 to present, Koch companies earned more than 752 awards for safety, environmental excellence, community stewardship, innovation, and customer service. For more information, visit www.kochind.com.

Molex Media Contact:

Tom Johnson or Allyson Vento

Abernathy MacGregor Group

212-371-5999

Koch Media Contact:

Melissa Cohlmia

Director, Corporate Communication, Koch Companies Public Sector, LLC

316-828-3756 or melissa.cohlmia@kochps.com

Molex Investor Relations Contact:

Steve Martens, VP Investor Relations

Molex Incorporated

630-527-4344

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Editor’s note: Molex is traded on the NASDAQ Global Select Market (MOLX and MOLXA) in the United States and on the London Stock Exchange. The Company’s voting common stock (MOLX) is included in the S&P 500 Index.